Exhibit 10.4

                           SECOND AMENDMENT TO THE
            MYSTIC FINANCIAL, INC. EMPLOYEE STOCK OWNERSHIP PLAN

      Pursuant to the powers reserved under Section 16.1 of the Mystic Financial, Inc. Employee Stock Ownership Plan (the "Plan"), the Board of Directors of Mystic Financial, Inc. hereby amends the Plan as follows, effective as of January 1, 1998, except where otherwise specified:

1. Section 1.3 of the Plan is amended, effective as of January 1, 2001, to replace subsection 1.3(d) and add a subsection 1.3(e) as follows:

            (d)   a cafeteria plan described in section 125 of the Code; or
            (e) a qualified transportation fringe benefits plan described in Section 132(f) of the Code.

2. A new Section 1.4 shall be added to the Plan to read in its entirety as follows and all subsequent sections shall be renumbered accordingly:

      "Section 1.4  Bank means Medford Co-operative Bank and any successor
      thereto."     ----

3. Section 1.22 of the Plan is amended by deleting that Section in its entirety.

4. Section 1.28 of the Plan shall be amended to read in its entirety as follows:

      "Section 1.28 Highly Compensated Employee means, for any Plan Year, an Employee who: ---------------------------

            (a) at any time during such Plan Year or the immediately preceding Plan Year was a Five Percent Owner; or

            (b) during the immediately preceding Plan Year received Total Compensation for such Plan Year in excess of $80,000 (or such higher amount as may be permitted under section 414(q) of the
            Code) and, if the Employer so elects, is a member of the group consisting of the top 20% of Employees when ranked on the basis of Total Compensation paid to Employees during such Plan Year.

            The determination of who is a Highly Compensated Employee will be made in accordance with section 414(q) of the Code and the regulations thereunder. The Employer has not elected to use the top 20% election mentioned in subparagraph (ii)(B) of this section."


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5.    Section 1.50 defining "Total Compensation" shall be amended by replacing the last sentence thereof with the following:

      "In addition, for Limitation Years after 1997, each Employee's Total Compensation shall include any amounts by which the Employee's compensation paid by the Employer or any Affiliated Employer has been reduced pursuant to a compensation reduction agreement under the terms of any plan described in section 457 of the Code."

6. Section 1.50 defining "Total Compensation" shall be amended, effective as of January 1, 2001, by replacing the second sentence thereof with the following:

      "In addition, solely for purposes of identifying those employees who are Highly Compensated Employees, each employee's Total Compensation shall include any amounts by which the employee's compensation paid by the Employer or any Affiliated Employer has been reduced pursuant to a compensation reduction agreement under the terms of any qualified cash or deferred arrangement described in section 401(k) of the Code, any salary reduction simplified employee pension plan described in section 408(k) of the Code, any tax deferred annuity plan described in section 403(b) of the Code, any cafeteria plan described in section 125 of the Code, and any qualified transportation fringe benefit plan described in section 132(f) of the Code.

7. A new Section 3.6 shall be added to the Plan to read in its entirety as follows:

      "Section 3.6  Service with Uniformed Forces.
                    ------------------------------

            Periods of service with the uniformed forces of the United States shall be treated in the manner required pursuant to section 414(u) of the Code."

8. A new Section 7.4 shall be added to the Plan to read in its entirety as follows:

      "Section 7.4  Retroactive Contributions for Returning Veterans.
                    -------------------------------------------------

            Notwithstanding anything in the Plan to the contrary, to the extent required by section 414(u) of the Code, in the event of the reemployment, on or after December 12, 1994, by the Employer of a Participant with statutory reemployment rights following a period of service in the uniformed services of the United States, such person shall be eligible for retroactive benefit contributions or allocations under the Plan computed as though he or she had continued working for an Employer during the period of uniformed service."

9. The Plan shall be amended by deleting the last sentence of Section 8.1 in its entirety.


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10.   The Plan shall be amended by deleting the second to last sentence of subsection 8.2(c)(i) and by amending subsection 8.2(b) to read in its entirety as follows:

            "(b) In the case of a Participant who may be entitled to benefits under any qualified defined benefit plan (whether or not terminated) now in effect or ever maintained by the Employer, such Participant's Annual Additions under this Plan shall, in addition to the limitations provided under section 8.2(a), be further limited so that for any Limitation Year beginning prior to December 31, 1999, the sum of the Participant's Defined Contribution Plan Fraction plus his Defined Benefit Plan Fraction does not exceed 1.0 for any Limitation Year; provided, that this limitation shall only apply if and to the extent that the benefits under the Employer's Retirement Plan or any other defined contribution plan are not limited so that such sum is not exceeded. In the case of a Participant who is entitled to contributions under any other qualified defined contribution plan maintained by the Employer, such Participant's Annual Additions under such other plan or plans shall be limited to the extent necessary so that total Annual Additions under all such plans and this Plan do not exceed the limitations under this Article VIII before any limitation is applied under this Plan. In the event that this Section 8.2 conflicts with such other qualified defined benefit or qualified defined contribution plan or plans, the Plan Administrator shall determine under which plan the Annual Additions or benefits shall be limited."

11. Subparagraph 8.2(c)(i)(A) of the Plan shall be amended to read in its entirety as follows:

            "(A) all contributions by the Employer (including contributions made under a salary reduction agreement pursuant to sections 401(k), 408(k) or 403(b) of the Code) under any qualified defined contribution plan or simplified employee pension (other than this Plan) maintained by the Employer, as well as the Participant's allocable share, if any, of any forfeitures under such plans as well as all amounts allocated to an individual medical benefit account, as defined in section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer; plus"

12. Subparagraph 8.2(c)(vi) of the Plan shall be amended to read in its entirety as follows:

            "(vi) Maximum Permissible Amount: The maximum Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of: (a) $30,000, as adjusted under Section 415(d) of the Code or (b) 25% of the Participant's Total Compensation for the Limitation Year. The compensation limitation referred to in (b) shall not apply to any contribution for medical benefits (within the meaning of section 401(h) of the Code) which is otherwise treated as an Annual Addition under Section 415(l)(1) of the Code."

13. The Plan shall be amended by adding a new section 13.4(c) to read in its entirety as follows:

            "(c) If an Employee terminates service, and the value of the Employee's vested Account balance is not greater than $5,000, the Employee will receive a


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      distribution of the value of the entire vested portion of such Account balance and the nonvested portion will be treated as a Forfeiture. If an Employee would have received a distribution under the preceding sentence but for the fact that the Employee's vested Account balance exceeded $5,000 when the Employee terminated Service and if at a later time such Account balance is reduced such that it is not greater than $5,000, the Employee will receive a distribution of such Account balance and the nonvested portion will be treated as a Forfeiture. For purposes, of this section, if the value of an Employee's vested
      Account balance is zero, the Employee shall be deemed to have received a distribution of such vested Account balance."

14. The Plan shall be amended by amending subsection 13.7(a) to read in its entirety as follows:

      "(a) Required minimum distributions of a Participant's or Former Participant's Account shall commence no later than:

      (i) if the Participant or Former Participant is not a Five Percent Owner at any time during the Plan Year ending in the calendar year in which he attains age 701/2, the later of (A) the calendar year in which he attains or attained age 701/2 or (B) the calendar year in which he terminates employment with the Employer; or

      (ii)  if the Participant or Former Participant is or was a Five
            Percent Owner at any time during the Plan Year ending in the calendar year in which he attains age 701/2, the later of (A) the calendar year in which he attains age 701/2 or (B) the calendar year in which he first becomes a Five Percent Owner."

15. The Plan shall be amended, effective as of January 1, 1999, by adding the following to the end of subsection 13.8(c)(iv):

      "For any distribution made after December 31, 1999 an Eligible Rollover Distribution shall not include a distribution made on account of hardship. This section 13.8 shall be interpreted to comply with the provisions of section 401(a)(31) of the Code."

16. Section 17.6 of the Plan shall be amended to read in its entirety as follows:

            "Section 17.6  Required Aggregation Group.
                           ---------------------------

            For purposes of this Article XVII, a Required Aggregation Group shall consist of (a) this Plan; (b) any other qualified plans currently maintained (or previously maintained and terminated within the five year period ending on the Determination Date) by the Employer and any Affiliated Employers that cover Key Employees; and (c) any other qualified plans currently maintained (or previously maintained and terminated within the five year period ending on the Determination
      Date) by the Employer and any Affiliated Employers that cover Key Employees that are required to be aggregated for purposes of satisfying the requirements of sections 401(a)(4) or 410(b) of the Code."


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17.   The Plan shall be amended by replacing the phrase "of a type historically performed by employees in the business field" contained in subsection 18.8(a) with the phrase "performed under the primary direction or control."

            The Plan as previously adopted is hereby ratified and affirmed in all other respects.


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